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                                                                     EXHIBIT 3.4

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         EMERGENCY MEDICAL SERVICES L.P.

      This Agreement of Limited Partnership is entered into and shall be effective as of February 10, 2005, by and among Emergency Medical Services Corporation, a Delaware corporation as a general partner (the "GENERAL PARTNER"), and the Persons listed on Schedule A attached hereto as limited partners.

      NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

      1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            "ACT" means the Delaware Revised Uniform Limited Partnership Act.

            "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Partner such Partner's Capital Account, increased for the amount such Partner is deemed obligated to restore pursuant to (A) the penultimate sentences of Regulations
Section 1.704-2(g)(l) and 1.704-2(i)(5) and (B) Regulations Sections 1.704-1(b)(2)(ii)(c), as of the end of the Company's Fiscal Year or other applicable period, and reduced for the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            "CAPITAL ACCOUNTS" has the meaning set forth in Section 4.2.

            "CAPITAL CONTRIBUTIONS" means the money and property contributed by the Partners to the Limited Partnership pursuant to the provisions of Section 3 of this Agreement.

            "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership, as amended from time to time. Unless the context requires otherwise, any reference to the "Certificate" shall be to the Certificate as the same shall be in effect at the time to which such reference relates.

            "CLASS A UNITS" means all Units of the Partnership other than Class B Units.

            "CLASS B UNITS" has the meaning given to that term in Section 4.4.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law.

            "COMPANY" means Emergency Medical Services L.P.

            "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowed or allowable for federal income tax purposes with respect to an asset for such Fiscal Year; provided, however, that, except as otherwise provided in Regulations Section 1.704-2, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, further, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner; and provided further, that, with respect to any asset to which the remedial allocation

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method is applied pursuant to Section 6.6, Depreciation with respect to such asset shall be calculated in accordance with Regulations Section 1.704-3(d)(2).

            "FISCAL YEAR" means (a) the period commencing on the date hereof and ending on August 31, 2005 and (b) any subsequent 12-month period commencing on January 1.

            "GENERAL PARTNER" has the meaning given that term in the first paragraph of this Agreement.

            "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

            (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset (computed without taking Section 7701(g) of the Code into account), without reduction for liabilities, as determined by the contributing Partner and the Partnership;

            (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and
      (g) to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

                  (i) a Capital Contribution (other than a de minimis Capital
            Contribution) to the Partnership by a new or existing Partner as consideration for Units; or

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the redemption of an interest in the Partnership; or

                  (iii) the liquidation of the Partnership within the meaning of
            Regulations Section 1.704-1(b)(2)(ii)(g); or

                  (iv) the grant of more than a de minimis number of Units as consideration for the provision of services to or for the benefit of the Partnership;

            (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (computed without taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

            (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Profits and Net Losses.

            "LIMITED PARTNERS" means (a) those Persons listed on Schedule A attached hereto and (b) any transferee thereof or other Person admitted as a limited partner pursuant to the terms of this Agreement.

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            "NET PROFITS" AND "NET LOSSES" mean, for each Fiscal Year of the
Partnership or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period, as determined for federal income tax purposes, and computed in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

            (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be treated as an item of gross income in determining taxable income or loss;

            (b) in the event an adjustment to the Gross Asset Value of a property which requires that the Capital Accounts be adjusted pursuant to Regulations Sections 1.704-1(b)(2)(iv)(e), (f), (g) and (m), the amount of such adjustment shall be taken into account as gain or loss from the disposition of the property for purposes of computing Net Profits or Net Losses;

            (c) gain or loss resulting from the disposition of a property shall be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

            (d) in lieu of the depreciation, amortization and other cost recovery deductions, there shall be taken into account Depreciation in computing such taxable income or loss;

            (e) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

            (f) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Regulations
      Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership) and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; and

            (g) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Article 6 shall not be taken into account in computing Net Profits or Net Losses.

            "PARTNERS" shall mean the General Partner and the Limited Partners, collectively, and "PARTNER" shall mean a General Partner or a Limited Partner as the context shall require.

            "PARTNERSHIP" means the limited partnership formed by the execution of this Agreement and known as Emergency Medical Services L.P.

            "PERCENTAGE INTERESTS" has the meaning set forth in Section 4.1.

            "PERSON" means any natural person, corporation, partnership, joint venture, trust, association or other business or legal entity.

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            "REGULATIONS" means the Treasury Regulations promulgated under the
Code, as amended from time to time, including the corresponding provisions of any successor regulations.

            "UNITS" means the units of each Limited Partner representing such Limited Partner's interest in the income, gains, losses, deductions and expenses of the Partnership as set forth on Schedule A attached hereto, as amended from time to time in accordance with the terms of this Agreement. Unless otherwise indicated, a reference to Units shall be to both Class A Units and Class B Units.

      2.    FORMATION, PURPOSE, TERM.

            2.1 FORMATION. The parties hereby confirm the formation of the Partnership under the name Emergency Medical Services L.P., in accordance with the Act. Promptly upon execution and delivery of this Agreement, the General Partner shall cause a restated Certificate, if required by the Act, to be filed or recorded in all appropriate public offices.

            2.2 PURPOSE; LIMITATIONS. The purpose of the Partnership is to engage in any activities permitted under the Act, including, without limitation, to own and invest in real estate and marketable securities.

            2.3 PRINCIPAL OFFICE. The principal office of the Partnership shall be located at such place as the General Partner may determine. The General Partner shall give notice to the Limited Partners promptly of the location of the principal office of the Partnership and of any change thereof.

            2.4 REGISTERED AGENT. The registered agent of the Partnership in Delaware shall be Corporation Service Company.

            2.5 TERM. The Partnership commenced on the date of the filing of the original Certificate of Limited Partnership with the office of the Secretary of State of Delaware and shall terminate as herein provided.

      3.    CONTRIBUTIONS.

            3.1 INITIAL CONTRIBUTIONS. On or prior to the date hereof, the Partners have made the contributions to the Partnership set forth on Schedule A attached hereto.

            3.2 ADDITIONAL CONTRIBUTIONS. No Partner shall be required to make any additional contributions to the capital of the Partnership. Nothing contained in this Section 3.2 shall be deemed to limit the obligations of the General Partner in respect of liabilities of the Partnership under this Agreement or under the Act. With the consent of the General Partner, any Partner may make an additional contribution to the Partnership.

      4.    PERCENTAGE INTERESTS; CAPITAL ACCOUNTS; UNITS.

            4.1 PERCENTAGE INTERESTS. The Percentage Interest (a) of the General Partner shall be 0.001 percent and (b) of each Limited Partner, the product of
(i) 0.999 and (ii) the percentage of outstanding Units owned by such Limited Partner.

            4.2 CAPITAL ACCOUNTS The Partnership shall determine and maintain a "Capital Account" for each Partner throughout the full term of the Partnership in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv), as such regulation may be amended from time to time. Without limiting the foregoing, the following provisions shall apply:

            (a) The Capital Account of each Partner shall be increased by (i) the amount of such Partner's cash contributions and the initial Gross Asset Value of property contributed to the Partnership by such Partner (net of liabilities securing such contributed property that the

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      Partnership is considered to assume or take subject to under Section 752 of the Code), (ii) such Partner's share of the Partnership's Net Profits, and (iii) the amount of any Partnership liabilities that are assumed by such Partner other than liabilities described in Section 4.2(a)(i).

            (b) The Capital Account of each Partner shall be decreased by (i) the amount of cash distributions to such Partner and the Gross Asset Value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject), (ii) such Partner's share of the Partnership's Net Losses, and
      (iii) the amount of any liabilities of such Partner that are assumed by the Partnership other than liabilities described in Section 4.2(b)(i).

            (c) A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all of such interests, regardless of the class of interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such interests are acquired.

            (d) Upon the transfer by a Partner of Units (i) if such transfer does not cause a termination of the Partnership within the meaning of
      Section 708(b)(1)(B) of the Code, the Capital Account of the transferor Partner that is attributable to the transferred interest will be carried over to the transferee Partner and, if the Partnership has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code; or (ii) if such transfer causes a termination of the Partnership within the meaning of Code Section 708(b)(1)(B), the income tax consequences of such termination shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Regulations promulgated thereunder, and the initial Capital Accounts of the Partners in the Partnership resulting from such termination (which for all other purposes continues to be the Partnership) shall be determined in accordance with Regulation Sections 1.704-1(b)(2)(iv)(d), (e), (f), (g) and (l) under Section 704(b) of the
      Code and thereafter in accordance with this Section 4.2.

            4.3 UNITS. The interests of the Limited Partners in the Partnership shall be in the form of Units issued by the Partnership, which Units shall represent an individual undivided interest in the rights of all Limited Partners in capital, profits, losses and distributions of or from the Partnership. Unless otherwise designated, all Units shall be Class A Units.

            4.4 CLASS B UNITS. The General Partner is hereby authorized to issue additional interests in the Partnership to employees, consultants, contractors and other parties who perform services for or on behalf of the Partnership on the terms and conditions set forth in this Section 4.4. The General Partner is further authorized to issue to employees, consultants, contractors and other parties who perform services for or on behalf of the Partnership options or other rights to acquire such Units at some time in the future. The interests in the Partnership issued pursuant to this Section 4.4 shall be designated as "Class B Units."

            (a) The Partnership shall designate the number of Class B Units issued hereunder, and shall revise Schedule A attached hereto to reflect the issuance of such Units, and the name and address of the holder thereof. The aggregate Percentages Interests of all outstanding Class B Units at any time shall not exceed 15 percent.

            (b) Holders of the Class B Units shall not be entitled to any vote on any matter requiring the vote of the Limited Partners hereunder.

            (c) Except as expressly provided herein, Class B Units shall be identical in their terms to Class A Units and each Class A Unit and Class B Unit shall be entitled to equal shares of distribution and allocations as provided herein.

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      5.    DISTRIBUTIONS.

            5.1 DISTRIBUTIONS. Distributions by the Partnership to the Partners shall be made at the times and in the aggregate amounts determined by the General Partner in its sole and absolute discretion and shall be made to the Partners in accordance with their respective Percentage Interests.

            5.2 CAPITAL ACCOUNT LIMITATION; LIQUIDATION. Upon the liquidation of the Partnership or of any Partner's interest in the Partnership (as both are defined in Section 5.3), liquidation proceeds, if any, shall be distributed to the extent of and in proportion to each Partner's positive Capital Account balance within the meaning of Regulations Section 1.704-1(b)(2)(ii)(b), after giving effect to all allocations to such Partner under Article 6, and the allocation of deemed gain or loss described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in Article 1.

            5.3 CERTAIN DEFINITIONS. For purposes of this Agreement, (i) the term "liquidation of the Partnership" shall mean either (a) a termination of the Partnership, which shall be deemed to occur on the date upon which the Partnership ceases to be a going concern and is continued in existence solely to wind up its affairs, or (b) a termination of the Partnership pursuant to Section 708(b)(1) of the Code; and (ii) the term "liquidation of a Partner's interest in the Partnership" shall mean the termination of the Partner's entire interest in the Partnership effected by a distribution, or a series of distributions, by the Partnership to the Partner in redemption or cancellation of such Partner's Units or, in the case of the General Partner, interest in the Partnership.

      6.    ALLOCATIONS.

            6.1 GENERAL ALLOCATIONS. Except as provided in Sections 6.2, 6.3 and 6.4, Net Profits, Net Losses and credits shall be allocated among the Partners in accordance with their respective Percentage Interests.

            6.2 ALLOCATIONS OF GAINS.

            (a) Gain realized upon the sale or other disposition of property by the Partnership, including deemed sales described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in Article 1, shall be allocated in the following order:

            (b) There shall first be allocated to those Partners, if any, who have deficit balances in their Capital Accounts immediately prior to such sale or other disposition an amount of such gain equal to the aggregate amount of such deficit balances, which amount shall be allocated in the same proportion as such deficit balances.

            (c) There shall next be allocated to each of the Partners gain in such amounts and proportions as are necessary so that the positive Capital Account balances of the Partners are in proportion to their respective Percentage Interests.

            (d) Any remaining gain shall be allocated among the Partners accordance with their respective Percentage Interests.

            (e) If the Partnership shall realize, upon a sale or other disposition, gain which does not constitute long-term capital gain and to which the provisions of Section 1231 of the Code do not apply, the foregoing provisions of this Section 6.2 shall be successively applied to
      (i) such gain, (ii) gain which is subject to the provisions of Section 1231 of the Code and (iii) long-term capital gain.

            6.3 ALLOCATION OF LOSSES. Losses realized upon the sale or other disposition of property by the Partnership, including deemed sales described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in
Article 1, shall be allocated in the following order:

            (a) There shall first be allocated to those Partners, if any, who have positive Adjusted Capital Accounts balances an amount of such loss necessary to reduce such positive Adjusted Capital Accounts balances to zero.

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            (b) The balance of such loss shall be allocated to the General
Partner.

            6.4 SPECIAL ALLOCATIONS. Notwithstanding anything in this Agreement to the contrary:

            (a) All nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) shall be charged to the Capital Accounts of the Partners in proportion to their respective Percentage Interests.

            (b) No Partner shall be allocated any item of loss or deduction to the extent said allocation will cause or increase any deficit in said Partner's Adjusted Capital Account. If any Partner with a deficit in its Adjusted Capital Account unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),
      (5) or (6), then Partnership items of income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate the deficit in said Partner's Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The Partners intend that the provisions set forth in this clause will constitute a "Qualified Income Offset" as described in Regulations
      Section 1.704-1(b)(2)(ii)(d).

            (c) The following provisions shall be applicable beginning in the first taxable year in which the Partnership has "nonrecourse deductions" as defined in Regulations Section 1.704-2(b)(1):

                  (i) For purposes of this Section 6.4, "Minimum Gain" means the total gain which the Partnership would realize if it sold, in a taxable disposition, each of its assets that were subject to nonrecourse liabilities in full satisfaction of the liabilities. In computing such gain, only the portion of the assets' tax bases allocated to nonrecourse liabilities of the Partnership shall be taken into account.

                  (ii) If in any Fiscal Year of the Partnership there is a net decrease in Minimum Gain, then each Partner with a share of Minimum Gain (as determined in accordance with Regulations Section 1.704-2(g)(1)) as of the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for succeeding years), equal to that Partner's share of the net decrease in Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)(2)). In allocating the income and gain pursuant to the previous sentence, gains recognized from the disposition of Partnership assets subject to nonrecourse liabilities of the Partnership shall be allocated first to the extent of the decrease in Minimum Gain attributable to the disposition of said asset. Thereafter, any income and gain to be allocated shall consist of a pro rata amount of other Partnership income and gain for that year. The Partners intend that this clause (ii) will constitute a "Minimum Gain Chargeback" as set forth in Regulations Section 1.704-2(f).

                  (iii) If any Partner bears the "economic risk of loss" (within the meaning of Regulations Section 1.752-2) with respect to any nonrecourse loan of the Partnership, then (A) the losses, deductions or Section 705(a)(2)(B) expenditures that are attributable to such nonrecourse loan for any Fiscal Year or other period shall be allocated to the Partners who bear the burden of such economic risk of loss in accordance with Regulations Section 1.704-2(i), and (B) if in any taxable year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)) attributable to such nonrecourse loan, each Partner with a share of Partner Nonrecourse Debt Minimum Gain (as defined in Regulations Section 1.704-2(i)(2)) attributable to such nonrecourse loan (as determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years), equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)).

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            6.5 REGULATORY PROVISIONS. The provisions of Section 6.4
(collectively, the "REGULATORY PROVISIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all allocations pursuant to the Regulatory Provisions shall be offset either with other allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 6.5. Therefore, notwithstanding any other provision of this Agreement, other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss among the Partners so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory Provisions to each Partner are equal to the net amount that would have been allocated to such Partner if the Regulatory Provisions were not part of this Agreement. In applying this Section 6.5, there shall be taken into account (a) future allocations under Section 6.4(c)(ii) that, although not yet made, are likely to offset other allocations previously made under Section 6.4(a), and (b) future allocations under Section 6.4(c)(iii)(B) that, although not yet made, are likely to offset other allocations previously made under Section 6.4(c)(iii)(A).

            6.6 CODE SECTION 704(c) ALLOCATIONS.

            (a) Notwithstanding any other provision in this Article 6, in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value on the date of contribution.

            (b) If, under Regulations Section 1.704-1(b)(2)(iv)(f), Partnership property that has been revalued is properly reflected in the Capital Accounts and on the books of the Partnership at a Gross Asset Value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of such property and its Gross Asset Value in the same manner as variations between the adjusted tax basis and Gross Asset Value of property contributed to the Partnership are taken into account (as provided in the preceding paragraph) in determining the Partners' shares of tax items under Section 704(c) of the Code.

            6.7 ALLOCATIONS FOR TAX PURPOSES ONLY. Allocations pursuant to
Section 6.6 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Partner's Capital Account or share of profits, losses or other items of distributions pursuant to any provision of this Agreement.

            6.8 OTHER ALLOCATION RULES. Except as may otherwise be provided herein, whenever a proportionate part of Net Profits or Net Losses of the Partnership is credited or charged to a Partner's Capital Account for any Fiscal Year, every item of income gain, loss or deduction entering into the computation thereof shall be considered either credited or charged, as the case may be, on every item of credit or tax preference related thereto and applicable to such Fiscal Year shall be allocated to, such Capital Account in the same proportion. Upon any change in the relative interests of the Partners in the Partnership, whether by reason of the admission or withdrawal of a Partner, the transfer by any Partner of all or any part of its interest, or otherwise, the Partners' shares of all Partnership items shall be determined by reference to any method acceptable under the Regulations under Section 706 of the Code, as determined by the General Partner.

            6.9 The income, gains, losses, deductions and expenses of the Partnership shall be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of corresponding items of income, gains, losses, deductions and expenses among the Partnerships for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and

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expenses shall be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

      7.    STATUS OF THE LIMITED PARTNERS.

            7.1 The Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership.

            7.2 The Limited Partners shall not take part in or interfere in any manner with the conduct or control of the business of the Partnership or have any right or authority to act for or bind the Partnership.

            7.3 No Limited Partner shall have the right to require partition of the Partnership's interest in any real property or to compel any sale or appraisal of the Partnership's assets.

      8.    RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER.

            8.1 Subject to the other provisions of this Agreement, the conduct and control of the business and affairs of the Limited Partnership shall be vested exclusively in the General Partner, which shall have all powers necessary or incidental to such conduct or control. It is the intention of the Partners that the General Partner have sole responsibility for the management of the business and affairs of the Partnership. Notwithstanding any contrary provision elsewhere contained in this Agreement, the General Partner shall have a fiduciary duty as General Partner to the Limited Partners, and the General Partner shall exercise its power and authority only in such manner as is consistent with such fiduciary duty.

            8.2 The powers of the General Partner shall include, but not be limited to, the following:

            (a) The General Partner may cause the Partnership to acquire, hold and sell real and personal property (including, but not limited to, shares of stock, bonds, general and limited partnership interests and any other tangible or intangible interests), construct or cause the construction of improvements upon real property, borrow money and enter into credit agreements respecting the borrowing of money and the issuance of promissory notes or commercial paper (whether or not supported by letters of credit or guaranties), mortgage or pledge all or any part or parts of the Partnership property, guarantee the indebtedness of others (including, but not limited to, indebtedness of affiliates) and acquire, make or invest in loans (including, but not limited to, loans of affiliates) which may or may not be secured by real and personal property.

            (b) The General Partner may cause the Partnership to employ Persons and organizations, including Persons or organizations with whom or which it may be associated, or which it directly or indirectly owns or controls, to provide managerial and other services to and for any Partnership property and the Partnership.

            (c) The General Partner may cause the Partnership to sell, transfer, convey or lease all or any part or parts of the Partnership property for cash or securities, or any combination of cash and securities, upon such terms and conditions as it from time to time may determine.

            (d) The General Partner may cause the Partnership to acquire, lease or manage any real or personal property at such price, for cash, securities or other property and upon such terms as the General Partner, in its sole discretion, deems proper.

            (e) The General Partner may cause the Partnership to enter into agreements and execute instruments in the name of the Partnership relating to other matters on such terms as it may determine advisable and may cause the Partnership to do any other acts which they deem necessary or appropriate to the operation of the business and affairs of the Partnership. The General Partner shall have the authority to bind the Partnership in its sole discretion and without the consent of any Limited Partner.

            (f) If at any time in contemplation of, or in connection with, an initial public offering of the equity interests of the Partnership (or a successor), the General Partner determines, in its sole discretion, to change the classification of the Partnership for federal, state or local income tax purposes, the General Partner shall take such steps as it deems necessary or appropriate to effect such change or convert the Partnership into a corporation. The Limited Partners hereby agree to cooperate with, consent to, and take all steps deemed necessary by the General Partner to effect such a change.

Any third party dealing with the Partnership may rely conclusively on the authority of the General Partner to bind the Partnership.

            8.3 The General Partner shall devote such effort to the business of the Partnership as it, in its sole discretion, deems to be necessary to properly conduct the business of the Partnership. The General Partner may engage in any other business activities, whether or not competitive with the business of the Partnership, and neither the Partnership nor the Limited Partners shall have any rights in respect of any such activity.

            8.4 All funds of the Partnership shall be deposited in the Partnership name in such account or accounts as shall be designated by the General Partner. All withdrawals therefrom shall be made only by such Person or Persons as the General Partner may designate from time to time.

            8.5 All decisions made by the General Partners (if more than one) shall be made unanimously, provided that the General Partners may delegate to one General Partner the authority to make any decision provided for under this Agreement.

      9.    INDEMNIFICATION.

      Except as otherwise provided in this Agreement, the Partnership shall indemnify, defend and hold the General Partner and its respective agents, officers, employees, administrators, directors and successors (collectively, the "Indemnitees") harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and litigation costs) sustained or incurred as a result of any act, decision or omission concerning the business or activities of the Partnership or the General Partner; provided, that the Indemnitee is not guilty of gross negligence or willful misconduct and was acting in good faith within what the Indemnitee reasonably believed to be the scope of its, his, her or their authority for a purpose which it, he, she or they reasonably believed to be not opposed to the interests of the Partnership.

      10.    TRANSFER OF UNITS; WITHDRAWAL

      No Limited Partner shall have the right or power (a) directly or indirectly, to sell, assign, transfer, give, hypothecate, pledge, encumber or otherwise dispose of all or any of its Units, or (b) to withdraw prior to the dissolution or winding up of the Partnership, in each case without the prior written consent of the General Partners. The General Partner may, in its sole and absolute discretion, enter into one or more agreements with Limited Partners that permit the transfer of Units in accordance with the provisions of such agreement(s).

      11.   BOOKS AND REPORTS.

            11.1 Appropriate books of account and records shall be kept by the General Partner at the principal office of the Partnership and each Partner shall at all times have access thereto. The fiscal year of the Partnership shall end on August 31 unless changed by the General Partner upon notice to the other Partners. The books of account of the Partnership shall be kept on the accrual basis for federal income tax purposes. A copy of the balance sheet of the Partnership as of the end of each Fiscal Year and a statement showing the profit and loss of the Partnership for that year, prepared in accordance with generally accepted accounting principles and, if an audit is conducted, accompanied by the report thereon of such accounting firm, shall be delivered to each Partner promptly after the preparation thereof.

            11.2 All elections, consents or revocations of elections and consents required or permitted to be made by the Partnership under the Code shall be made on behalf of the Partnership by the General Partner, in such a manner as the General Partner shall, in its sole discretion, determine. All determinations made on behalf of the Partnership by the General Partner with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Partners unless the determination is inconsistent with any express provision of this Agreement. The General Partner shall cause the Partnership to make the election provided for under Section 754 of the Code.

            11.3 The General Partner is hereby designated the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code.

      12.   TERMINATION.

            12.1 Upon termination of the Partnership, the assets of the Partnership shall be liquidated and the proceeds applied as follows:

            (a) first, to the payment in full of the Partnership's debts and obligations (including the expenses of liquidation), other than those due to the Partners;

            (b) then, to the payment of any liabilities of the Partnership to the Partners, other than those in respect of their contributions to the capital of the Partnership and their share of the profits; and

            (c) then, to the Partners in accordance with the provisions of
      Section 5.2.

            12.2 The Partnership shall be terminated and wound up on the first to occur of (a) the election by all of the Partners, (b) a decree of judicial dissolution entered in accordance with applicable law, or (c) an event of withdrawal, as defined in Section 402 of the Act or any successor statute, occurs (including, without limitation, any of the following by or with respect to the General Partner which constitutes an event of withdrawal: withdrawal from the Partnership, whether by retirement, resignation or expulsion; assignment of its entire interest in the Partnership; assignment for the benefit of creditors; filing of a petition in bankruptcy; bankruptcy or insolvency; commencement of a proceeding seeking reorganization, arrangement, dissolution or similar relief; dissolution; or winding up), unless an election to continue the Partnership is made pursuant to Section 12.3. No act by or in respect of a Limited Partner (including, without limitation, those enumerated in the parenthetical clause in the preceding sentence) shall cause the termination or dissolution of the Partnership.

            12.3 Notwithstanding the fact that an event of withdrawal described in Section 12.2(c) occurs with respect to a General Partner then, if there is a remaining General Partner, such remaining General Partner, or if there is no remaining General Partner, then the Limited Partners, acting by consent of the Limited Partners holding a majority of the Class A Units, may elect in writing, within 90 days after the event of withdrawal, to continue the Partnership, upon the same terms and conditions as are set forth in this Agreement. If an event of withdrawal occurs with respect to the General Partner and the remaining General Partner elects to continue the Partnership, such remaining General Partner shall be the sole General Partner and shall be subject to all the rights and obligations to which the prior General Partner was subject. If an event of withdrawal occurs with respect to the General Partner and the Limited Partners elect to continue the Partnership in accordance with this Section 12.3, the Limited Partners, acting by consent of the Limited Partners holding a majority of the Class A Units, shall elect a new General Partner of the continued limited partnership, and the new General Partner shall be subject to all the rights and obligations to which the prior General Partner was subject. No Limited Partner shall have a right to seek or receive the return of any contribution to the Partnership except as a result of the termination and winding up of the Partnership. In the event of any election to continue the Partnership which requires amendment of this Agreement, the amended agreement shall be as similar in form and substance to this Agreement as is practicable and the continuing limited partnership shall engage in the same business as the Partnership, employing the assets and name of the Partnership to the extent possible.

      13.   MISCELLANEOUS.

            13.1 This Agreement represents the entire agreement among the parties with respect to its subject matter and cannot be changed or terminated except by an instrument in writing signed by the General Partners and Limited Partners holding more than 50% of the Class A Units outstanding. If, notwithstanding the provisions of Section 8.1, the General Partner, in its sole discretion, seeks the consent of the Limited Partners to any action, such consent shall require only an instrument or instruments in writing signed by Limited Partners holding more than 50% of the Class A Units outstanding.

            13.2 This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

            13.3 The Partnership is formed under, and this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed therein.

            13.4 All notices and other communications under this Agreement shall be in writing and shall be considered given when delivered personally (including delivery or facsimile), mailed by registered mail (return receipt requested) or sent by overnight courier to the parties at the appropriate address set forth on Schedule A attached hereto (or at such other address as a party may specify by notice pursuant to this provision).

            13.5 The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            13.6 If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      GENERAL PARTNER:

                                      EMERGENCY MEDICAL SERVICES CORPORATION

                                      By: /s/ Robert M. Le Blanc
                                          --------------------------------------
                                          Name: Robert M. Le Blanc
                                          Title: President

                                      LIMITED PARTNERS:

                                      ONEX AMERICAN HOLDINGS II LLC

                                      By: /s/ Donald F. West
                                          --------------------------------------
                                          Name: Donald F. West
                                          Title: Director

                                      By: /s/ Eric J. Rosen
                                          --------------------------------------
                                          Name: Eric J. Rosen
                                          Title: Director

                                      ONEX US PRINCIPALS LP

                                      By: Onex American Holdings GP LLC, its
                                          General Partner

                                      By: /s/ Donald F. West
                                          --------------------------------------
                                          Name: Donald F. West
                                          Title: Representative

                                      EMS EXECUTIVE INVESTCO LLC

                                      By: /s/ Donald F. West
                                          --------------------------------------
                                          Name: Donald F. West
                                          Title: Director

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

                                   ONEX EMSC CO-INVEST LP

                                   By: Onex Partners GP LP, its General Partner
                                   By: Onex Partners Manager LP, its Agent
                                   By: Onex Partners Manager GP Inc., its
                                   General Partner

                                   By: /s/ Robert M. Le Blanc
                                       -----------------------------------------
                                       Name: Robert M. Le Blanc
                                       Title: Managing Director


                                   By: /s/ Eric J. Rosen
                                       -----------------------------------------
                                       Name: Eric J. Rosen
                                       Title: Managing Director

                                   ONEX PARTNERS LP

                                   By: Onex Partners GP LP, its General Partner
                                   By: Onex Partners Manager LP, its Agent
                                   By: Onex Partners Manager GP Inc., its
                                   General Partner


                                   By: /s/ Robert M. Le Blanc
                                       -----------------------------------------
                                       Name: Robert M. Le Blanc
                                       Title: Managing Director


                                   By: /s/ Eric J. Rosen
                                       -----------------------------------------
                                       Name: Eric J. Rosen
                                       Title: Managing Director

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

            IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: As of February 10, 2005

                                       LIMITED PARTNER:

                                       /s/ Colby Bartlett LLC
                                       -----------------------------------------

                                       Name: Robert Haft, Manager

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

            IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: As of February 10, 2005

                                       LIMITED PARTNER:

                                       /s/ Steve Shulman
                                       -----------------------------------------

                                       Name: Steve Shulman

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 9, 2005

                                LIMITED PARTNER:

                                /s/ Angel L. Iscovich
                                ------------------------------

                                Name: Angel L. Iscovich

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ Joseph Taylor
                                ------------------------------

                                Name: Joseph Taylor

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 9, 2005

                                LIMITED PARTNER:

                                /s/ Terry R. Meadows
                                ------------------------------

                                Name: Terry R. Meadows

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 9, 2005

                                LIMITED PARTNER:

                                /s/ Douglas P. Webster
                                ------------------------------

                                Name: Douglas P. Webster

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ Louis K. Meyer
                                ------------------------------

                                Name: Louis K. Meyer

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ James L. Murphy
                                ------------------------------

                                Name: James L. Murphy

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ Don S. Harvey
                                ------------------------------

                                Name: Don S. Harvey

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 8, 2005

                                LIMITED PARTNER:

                                /s/ William A. Sanger
                                ------------------------------

                                Name: William A. Sanger

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 9, 2005

                                LIMITED PARTNER:

                                /s/ Dighton Packard
                                ------------------------------

                                Name: Dighton Packard

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ Todd Zimmerman
                                ------------------------------

                                Name: Todd Zimmerman

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ David Mintz
                                ------------------------------

                                Name: David Mintz

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 8, 2005

                                LIMITED PARTNER:

                                /s/ Steve W. Ratton, Jr.
                                ------------------------------

                                Name: Steve W. Ratton, Jr.

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 8, 2005

                                LIMITED PARTNER:

                                /s/ Randel G. Owen
                                ------------------------------

                                Name: Randel Owen

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: February 10, 2005

                                LIMITED PARTNER:

                                /s/ Russell H. Harris MD
                                ------------------------------

                                Name: Russell H. Harris MD

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

         IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.

Dated: March 10, 2005

                                LIMITED PARTNER:

                                /s/ James T. Kelly
                                ------------------------------

                                Name: James T. Kelly

    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

     IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.


Dated: April 22, 2005


                                        LIMITED PARTNER:

                                        /s/ STEVEN B. EPSTEIN
                                        _____________________

                                        Name: Steven B. Epstein












    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

     IN WITNESS WHEREOF, this agreement has been duly executed by the undersigned.


Dated: June 30, 2005


                                        LIMITED PARTNER:

                                        /s/ MICHAEL L. SMITH
                                        _____________________

                                        Name: Michael L. Smith












    [Signature Page to Agreement of Limited Partnership of Emergency Medical
                                 Services L.P.]

As of June 30, 2005

                                   Schedule A

                       Partners and Capital Contributions

                                                                 Number of Units (1)/Class
Emergency Medical Services Corporation,            $        200                 20 Class A Units
    General Partner
6200 S. Syracuse Way - Suite 200
Greenwood Village, CO 80111-4737

Onex American Holdings II LLC, limited partner     $ 91,547,980          9,154,798 Class A Units
421 Leader St.
Marion, OH 43302

Onex US Principals LP, limited partner             $  2,384,941            238,494 Class A Units
421 Leader Street
Marion, OH 43302

EMS Executive Investco LLC, limited partner        $  5,272,259            527,226 Class A Units
421 Leader St.
Marion, OH 43302

Onex Partners LP, limited partner                  $114,844,820         11,484,482 Class A Units
712 5th Avenue
40th Floor
New York, NY 10019

Colby Bartlett LLC (Robert Haft), limited partner  $    750,000             75,000 Class A Units
2346 Massachusetts Ave., N.W.
Washington, D.C. 20008

Steven J. Shulman, limited partner                 $    200,000             20,000 Class A Units
39 Hazen Dr.
Avon, CT 06001

Angel L. Iscovich, limited partner                 $    100,000             10,000 Class B Units
4025 Lago Drive
Santa Barbara, CA 93110

Joseph Taylor, limited partner                     $    130,000             13,000 Class B Units
23 W. Galver Ct.
[_____________]

Terry R. Meadows, limited partner                  $     50,000              5,000 Class B Units
2856 Kensington Trace
Tarpon Springs, FL 34688-8419

Douglas P. Webster, limited partner                $     50,000              5,000 Class B Units
2020 N. Lincoln Park West - #38 DEF
Chicago, IL 60614

--------------
(1)   The capital contribution per class A Unit and class B unit is $10.00.

As of June 30, 2005

Louis K. Meyer, limited partner                    $    100,000    10,000 Class B Units
10644 N. Oakwilde Ave.
Stockton, CA 95212

James L. Murphy, limited partner                   $     75,000     7,500 Class B Units
1200 Whispering Lane
Southlake, TX 76092

Don S. Harvey, limited partner                     $    500,000    50,000 Class B Units
7762 Sandhill Ct.
West Palm Beach, FL 33412

William A. Sanger, limited partner                 $  3,000,000   300,000 Class B Units
430 Steele Street
Denver, CO 80206

Dighton Packard, limited partner                   $    225,000    22,500 Class B Units
6903 Lyre Lane
Dallas, TX 75214

Todd Zimmerman, limited partner                    $    125,000    12,500 Class B Units
1420 Sandstone Ct.
Southlake, TX 76092

David Mintz, limited partner                       $     75,000     7,500 Class B Units
2006 Havemeyer Lane
Redondo Beach, CA 90278

Steve W. Ratton, Jr., limited partner              $    100,000    10,000 Class B Units
692 Allen Road
Coppell, TX 75019

Randy Owen, limited partner                        $    225,000    22,500 Class B Units
944 Aztec Dr.
Castle Rock, CO 80108

Russell H. Harris MD, limited partner              $    100,000    10,000 Class B Units
5829 Wissahiclem Ave.
Philadelphia, PA 19144

James T. Kelly                                     $    750,000    75,000 Class B Units
64 Boggs Hill Rd.
Newtown, CT 06470

Steven B. Epstein                                  $    250,000    25,000 Class B Units
10105 Iron Gate Rd.
Potomac, MD 20854

Michael L. Smith                                   $    250,000    25,000 Class B Units
4975 Deer Ridge Dr. So.
Carmel, Indiana 46033

                                       A-2